UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2010 (August 31, 2010)

LIZ CLAIBORNE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-10689	13-2842791
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1441 Broadway, New York, New York	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 354-4900

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04 Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.
On August 31, 2010, Liz Claiborne, Inc. (the “Registrant”) sent a notice (“Notice”) to its directors and executive officers informing them that there will be a change involving an investment option available under the Liz Claiborne 401(k) Savings and Profit Sharing Plan (“Plan”) such that the Liz Claiborne Company Stock Fund will be transitioned from a unitized stock fund to a real-time traded stock fund. The Notice states that, as a result of this change, Plan participants will temporarily be unable to buy, sell, or otherwise acquire, transfer or dispose of shares of common stock of the Registrant. The Notice further states that directors and executive officers are prohibited from directly or indirectly purchasing, selling, or otherwise acquiring or transferring any equity security of the Registrant during the entire period that participant transactions are restricted under the Plan (the “blackout period”). The blackout period will begin on October 1, 2010 at 4:00 p.m. EDT and end on October 8, 2010 at 9:00 a.m. EDT.
The Notice was provided pursuant to Section 306(a) of the Sarbanes-Oxley Act of 2002. The Registrant received the notice required by section 101(i)(2)(E) of the Employment Retirement Income Security Act of 1974, as amended, on August 31, 2010.
A copy of the Notice provided to the Registrant’s directors and executive officers is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits
99.1	Notice
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIZ CLAIBORNE, INC.
Dated: September 1, 2010	By:	/s/ Andrew Warren
		Name:	Andrew Warren
		Title:	EVP & CFO